UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): April 22, 2011

Westergaard.com, Inc.
 (Exact name of registrant as specified in charter)

Delaware
(State or other jurisdiction of incorporation)

000-29761	52-2002729
(Commission File Number)	(IRS Employer Identification No.)

Chendai Andou Industry Park, Jinjiang,
Quanzhou, Fujian, China 362211
 (Address of Principal Executive Offices)

086-13808527788
 (Issuer Telephone number)

 (Former name, former address and former fiscal year,
if changed since last report)

Copy to:
Richard I. Anslow, Esq.
Anslow & Jaclin, LLP
195 Route 9 South, Suite 204
Manalapan, New Jersey 07726
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.01 CHANGE IN REGISTRANT’S CERTIFYING ACCOUNTANT.

On April 22, 2011, our board of directors (the “Board of Directors”) dismissed LBB & Associates, Ltd. (“LBB”) as our independent registered public accounting firm, and engaged a new independent registered public accounting firm, Marcum Bernstein & Pinchuk, LLP, (“MBP”), to serve as our independent auditor. Pursuant to Item 304(a) of Regulation S-K under the Securities Act of 1933, as amended, and under the Securities Exchange Act of 1934, as amended, we reports as follows:

(a) Dismissal of Previous Independent Registered Public Accounting Firm.

(i)	LBB was dismissed as our independent registered public accounting firm effective on April 22, 2011;
(ii)
for the two most recent fiscal years ended October 31, 2010, LBB’s report on the financial statements did not contain any adverse opinions or disclaimers of opinion, and were not qualified or modified as to uncertainty, audit scope, or accounting principles, other than for a going concern;

(iii)	the dismissal of LBB and engagement of MBP were approved by our Board of Directors;
(iv)
we did not have any disagreements with LBB relating to any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure for the audited financials for the fiscal years ended October 31, 2010 and 2009, and subsequent interim period ended January 31, 2011 and through the date of dismissal, which disagreements, if not resolved to the satisfaction of LBB, would have caused us to make reference to the subject matter of the disagreements in connection with our reports; and

(v)	during our fiscal years ended October 31, 2010 and 2009, and subsequent interim period ended January 31, 2011 and through the date of dismissal, we did not experience any reportable events.

(b) Engagement of New Independent Registered Public Accounting Firm.

(i)
On April 22, 2011, we engaged MBP to serve as our independent registered public accounting firm. Bernstein & Pinchuk LLP (“B&P”) has audited the consolidated balance sheets of Anbailun International Holdings Limited and Subsidiaries (“ANBAILUN”) as of December 31, 2010 and 2009 and the related consolidated statements of income and comprehensive income, changes in shareholders’ equity, and cash flows for each of the years in the three-year period ended December 31, 2010. The practice of B&P entered into a joint venture agreement with Marcum LLP and formed Marcum Bernstein & Pinchuk LLP (“MarcumBP”) in a transaction pursuant to which B&P merged its China operations into MarcumBP and certain of the professional staff of B&P joined MarcumBP as employees of MarcumBP;

(ii)
through February 11, 2011, the effective date of the Share Exchange with ANBAILUN, we had not consulted MBP regarding the application of accounting principles to a specified transaction, completed or proposed, the type of audit opinion that might be rendered on our financial statements or a reportable event, nor did we consult with MBP regarding any disagreements with our prior auditor on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of the prior auditor, would have caused us to make a reference to the subject matter of the disagreements in connection with our reports; and

(iii)	we did not have any disagreements with MBP, and therefore did not discuss any past disagreements with MBP.

(c) We requested that LBB furnish us with a letter addressed to the SEC stating whether LBB agrees with the statements made by us regarding LBB. That letter is attached hereto as Exhibit 16.1.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

EXHIBIT INDEX

Exhibit No.	Description

16.1	Letter of LBB & Associates, Ltd. to the SEC dated April 25, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

WESTERGAARD.COM, INC.

Date: April 26, 2011	By:	/s/Ding Jinbiao
Ding Jinbiao
Director, President and Chief Executive Officer